UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

September 29, 2015

China Senior Living Industry International Holding Corporation

(Formerly known as “China Forestry Inc”)

(Exact Name of Registrant as Specified in Its Charter)

Nevada	87-0429748
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

No.28, Xi Hua South Rd., High-Tech Zone,

Xian Yang City, Shaanxi Province, China Postal Code:  712000

 (Address of principal executive offices)

(011) (86) 29-33257666

(Registrant's telephone number)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

_______________

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Item 3.02	Unregistered Sales of Equity Securities.

Item 5.01	Changes in Control of Registrant.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 9.01	Financial Statements and Exhibits.

EXPLANATORY NOTE

As used in this Current Report, unless the context requires or is otherwise indicated, the terms “we,” “us,” “our,” the “Registrant,” the “Company,” “our company” and similar expressions include the following entities:

(i)

China Senior Living Industry International Holding Corporation, formerly known as China Forestry Inc,  a Nevada corporation (“PUBCO”), which is a publicly traded company;

(ii)

Xi’An Qi Ying Bio-Tech Limited 西安企盈生物科技有限公司, a Chinese limited liability company and the indirectly wholly owned subsidiary of PUBCO (“Qi Ying”)

(iii)

Hanzhong Hengtai Bio-Tech Limited 汉中亨泰生物科技有限公司, a Chinese limited liability company (“Hengtai”);

(iv)

Shaanxi Yifuge Investments and Assets Co, Ltd陕西颐福阁投资置业有限责任公司, a Chinese limited liability company (“Yifuge”)

“China” or “PRC” refers to the People’s Republic of China, excluding Hong Kong, Macau and Taiwan.  “RMB” or “Renminbi” refers to the legal currency of China and “$” or “U.S. Dollars” refers to the legal currency of the United States.  The Company maintains its books and accounting records in Renminbi.   We make no representation that the RMB or U.S. Dollar amounts referred to in this Current Report could have been or could be converted into U.S. Dollars or RMB, as the case may be, at any particular rate or at all.  “GAAP” unless otherwise indicated refers to accounting principles generally accepted in the United States.

Item 1.01 Entry into a Material Definitive Agreement.

On September 29, 2015, Xi’An Qi Ying Bio-Tech Limited 西安企盈生物科技有限公司 (“Qi Ying”), our indirectly wholly owned subsidiary in China, entered into a series of agreements with Shaanxi Yifuge Investments and Assets Co, Ltd陕西颐福阁投资置业有限责任公司, a Chinese limited liability company (“Yifuge”), including Exclusive Business Corporation and Management Agreement, Exclusive Option Agreement, Equity Interest Pledge Agreement, and Power of Attorneys (collectively “VIE Agreements”). Upon the entry of these agreements, Yifuge became the variable interest entity (“VIE”) (as defined in ASC 810-10, formally FIN 46(R)) of Qi Ying. Under the Exclusive Business Corporation and Management Agreement, Qi Ying provided consulting and management services to Yifuge and receives compensation equal to the post-tax net income of Yifuge, which also subject Qi Ying to the risk of assuming the loss of Yifuge  in the event that Yifuge  suffers net loss in any fiscal year. Additionally, under the Exclusive Option Agreement, the shareholders of Yifuge have granted Qi Ying the exclusive right and option to acquire all of their equity interests in Yifuge. Further, the shareholders of Yifuge pledged all of their rights, titles and interests in Yifuge to Qi Ying under the Equity Interest Pledge Agreement. The shareholders of Yifuge also granted power of attorney to Qi Ying to exercise all the shareholder's rights and shareholder's voting rights. Upon the entry of these agreements, Yifuge became the variable interest entity (“VIE”) (as defined in ASC 810-10, formally FIN 46(R)) of Qi Ying.  As consideration for the entry of the VIE agreement, we issued 33,600,000 shares of common stock to Jingcao Wu, who is the control person and owner of Yifuge.

Variable interest entity (VIE) is a term used by the United States Financial Accounting Standards Board in FIN 46 to refer to an entity (the investee) in which the investor holds a controlling interest that is not based on the majority of voting rights. A VIE is an entity meeting one of the following three criteria as elaborated in FASB ASC 810-10 [formerly FIN 46 (Revised)]:

1.

The equity-at-risk is not sufficient to support the entity's activities (e.g.: the entity is thinly capitalized, the group of equity holders possesses no substantive voting rights, etc.);

2.

As a group, the equity-at-risk holders cannot control the entity; or

3.

The economics do not coincide with the voting interests (commonly known as the "anti-abuse rule").

On September 29, 2015, our Board of Directors also approved that Qi Ying transferred its equity ownership in Hanzhong Hengtai Bio-Tech Limited 汉中亨泰生物科技有限公司 (“Hengtai”) to Zhenheng Shao, Zhenguo Shao and Yongli Yang. Upon the completion of the equity transfer, Hengtai is no longer our indirectly wholly owned subsidiary in China. The transfer of Hengtai’s equity ownership is due to the reasons that Hengtai’s business operations were limited to the plantation and sale of garden plants and its business performance was not ideal in the recent years.

On September 29, 2015, we entered into agreement to convert the $484,000 outstanding convertible promissory notes and all of the accrued and unpaid interests into 2,720,000 shares of common stock to 8 note holders.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As described under the Item 1.01 of this Current Report on Form 8-K, on September 29, 2015, Qi Ying entered into the VIE Agreements with Yifuge and Yifuge became our affiliated operating company in China. As consideration for the entry of the VIE agreement, we issued 33,600,000 shares of common stock to Jingcao Wu, who is the control person and owner of Yifuge.

On September 29, 2015, our Board of Director approved the transfer of Qi Ying’s equity ownership in Hengtai to Zhenheng Shao, Zhenguo Shao and Yongli Yang. The transfer of Hengtai’s equity ownership is due to the reasons that Hengtai’s business operations were limited to the plantation and sale of garden plants and its business performance was not ideal in the recent years. Upon the completion of the equity transfer, Hengtai is no longer our indirectly wholly owned subsidiary in China.

As the result, PUBCO ceased the business of plantation and sale of garden plants and became engaged in senior living and senior care business through Yifuge.

DESCRIPTION OF THE COMPANY

Corporate History

We were originally incorporated in Nevada on January 13, 1986. Since inception, we have not had active business operations and were considered a development stage company. In 1993, we entered into an agreement with Bradley S. Shepherd in which Mr. Shepherd agreed to become an officer and director and use his best efforts to organize and update our books and records and to seek business opportunities for acquisition or participation. The acquisition of the share capital of Hong Kong Jin Yuan was such an opportunity.

As a result of a Share Exchange, Hong Kong Jin Yuan became our wholly-owned subsidiary, Harbin SenRun became our indirect wholly-owned subsidiary, and we succeeded to the business of Harbin SenRun Forestry Development Co., Ltd., a producer of forest products with approximately 1,561 hectares of State forest assets located mainly over the Small Xing An Mountains, Jin Yin County, and the Harbin Wu Chang District of Heilongjiang Province of Northern China.

Harbin SenRun was founded in 2004. Historically, it had a workforce of approximately 8 full time employees, mainly in sales, administration and in supporting services. It recruited temporary part-time workers to carry out felling, cutting and forestry plantation and protection.  Its principal revenue was log sales.

Harbin SenRun lost its wood-cutting quota for log sales from the Bureau of Forestry for the year ended December 31, 2007, and, as a result, did not have any revenues for that period.  While Harbin Senrun has applied for a wood cutting quota in subsequent years, it has not been successful in acquiring one.

On December 14, 2010, we simultaneously entered into and closed the transactions contemplated by a Sale and Purchase Agreement with Land Synergy Limited (as Purchaser), a company incorporated in the British Virgin Islands (“Land Synergy”) and sold to Land Synergy 100% of the share capital of Hong Kong Jin Yuan, including its wholly-owned subsidiary, Harbin SenRun, for US$2,000. As a result, we no longer engage in the timber business operations.

On July 15, 2010, we entered into a Share Exchange with Financial International (Hong Kong) Holdings Co. Limited (“FIHK”).

From April 1, 2010 to May 20, 2011, FIHK had a series of contractual arrangements with Hanzhong Hengtai Bio-Tech Limited (“Hengtai”), a company organized and existing under the laws of the People’s Reuplic of China that is engaged in the plantation and sale of garden plants used for landscaping, including Chinese Yew, Aesculus, Dove Tree and Dendrobium.

On May 20, 2011, FIHK exercised its rights under the Exclusive Option Agreement to direct Xi’An Qi Ying Bio-Tech Limited, a company organized and existing under the laws of the People’s Republic of China (“Xi’An Qi Ying”), the indirect wholly owned subsidiary of FIHK, to acquire all of the equity capital of Hengtai.  The Exclusive Option Agreement was exercised in a manner that the shareholders of Hengtai transferred all of their equity capital in Hengtai to Xi’An Qi Ying.  At or about the same time, Spone Limited, a company organized and existing under the laws of the Hong Kong SAR of the People’s Republic of China (“Spone”), acquired all of the capital stock of Xi’An Qi Ying, so that it became a direct wholly owned subsidiary of Spone.  FIHK then acquired all of the capital stock of Spone, so that it became a direct wholly owned subsidiary of FIHK. As a result, Hengtai became an indirect wholly owned subsidiary of FIHK and also accordingly became the indirect wholly owned subsidiary of us.

On September 8, 2015, we changed our name from China Forestry Inc to China Senor Living Industry International Holding Corporation.

On September 29, 2015, Qi Ying entered into the VIE Agreements with Yifuge and Yifuge became our affiliated operating company in China. As consideration for the entry of the VIE agreement, we issued 33,600,000 shares of common stock to Jingcao Wu, who is the control person and owner of Yifuge.

On September 29, 2015, our Board of Director also approved the transfer of Qi Ying’s equity ownership in Hengtai to Zhenheng Shao, Zhenguo Shao and Yongli Yang. Upon the completion of the equity transfer, Hengtai is no longer our indirectly wholly owned subsidiary in China.

As the result, we ceased the business of plantation and sale of garden plants and became engaged in senior living and senior care business through Yifuge.

In the remainder of this current report on Form 8-K, “we, us or our” refers to PUBCO, Qi Ying and Yifuge, collectively.

Business Overview

We mainly engage in the business operating senior living facilities in Xianyang, a part of Xi’an Metropolitan Area in Shaanxi Province China, based on our sole facility with the ability to serve 400 residents. We offer our residents access to a full continuum of services across all sectors of the senior living industry. We generate our revenues from private customers, which limits our exposure to government reimbursement risk. In addition, we control the operating economics of our facilities through property ownership and long-term leases. We believe we operate in the attractive sectors of the senior living industry in China with significant opportunities to increase our revenues through providing a combination of housing, hospitality services and health care services.

We plan to grow our revenue and operating income through a combination of: (i) organic growth in our existing portfolio; (ii) acquisitions of additional operating companies and facilities; and (iii) the realization of economies of scale. Given the size and breadth of our basic platform, we believe that we are well positioned to invest in a broad spectrum of assets in the senior living industry.

We believe that the senior living industry is the preferred alternative to meet the growing demand for a cost-effective residential setting in which to care for the elderly who cannot, or as a lifestyle choice choose not to, live independently due to physical or cognitive frailties and who may, as a result, require assistance with some of the activities of daily living or the availability of nursing or other medical care. Housing alternatives for seniors include a broad spectrum of senior living service and care options, including independent living, assisted living, memory care and skilled nursing care. More specifically, senior living consists of a combination of housing and the availability of 24-hour a day personal support services and assistance with certain activities of daily living.

Our Market

Senior Housing Market in China:

China has now more than 177 million people aged 60 or above, and the number is predicted to reach 450 million by the middle of the century, according to the statistics from China’s sixth national census. Marketing to the aging Chinese population is becoming more important today than ever before.

Among the aging Chinese population, about 23.6 million seniors are living alone at home without presence and care from their younger generations. Integrated into the Xi'an metropolitan area, one of the main urban agglomerations in inland China is inhabited by over 7.17 million people.  Xianyang’s built-up area (BUA) is made of 2 urban districts (Qindu and Weicheng), which house 945,420 inhabitants according to the 2010 census. Just as the rest of China, people in Xianyang get older rapidly. Currently, 10% of Xianyang’s population is composed of seniors.

Specialized housing for the elderly is not widespread in China. Facing a rapidly aging population and inadequate infrastructure to meet the projected needs, the Chinese government a few years ago began encouraging the opening of senior-care facilities in the country. So far, there are only a handful senior housing facilities operating by foreign companies in major metropolises such as Beijng and Shanghai. There are few comparable housing facilities operating in inland China. We expect a surging demand for service-based senior housing in Xianyang over the decades to come.

 In addition, seniors become increasingly wealthier due to the rapidly economic growth in China during recent years and have a significant amount of assets generated from savings, pensions and, due to strong national housing markets, the sale of private homes. Children of current seniors in China are richest generation in China and they are willing to support their parents under the influence of traditional Chinese culture by outsourcing the service to senior care facilities. We believe seniors and their children increasingly will have the ability to afford senior living services.

Sales and Marketing

We carried out the sale and marketing activities solely through our own sales and marketing departments. We do not use any broker or agency to carry out sales and marketing activities.

Our Customers

Our target retirement center residents are senior citizens age 60 and older who desire or need a more supportive living environment.

Our target customer residents are predominantly senior citizens age 60 and older who are seeking a community that offers a variety of services and a continuum of care so that they can “age in place.” These residents generally first enter our facility as a resident of a retirement centers unit and may later move into an assisted living facility.

Our Strengths

Our competitive strengths include:

•

Skilled management team with extensive experience.  Our senior management team has extensive experience in acquiring, operating and managing a broad range of senior living assets, including experience in the senior living, healthcare, hospitality and real estate industries.

•

Technology advantage. We provided technology-enhanced senior care system and facilities, including VoIP, perimeter alert, area monitor and control network, electronic patrol network, parking management, intercom, smart furniture integration, and GPS paging system. We believe that we are one of the few companies in the senior living industry in inland China with this capability. We believe that our multiple product offerings create marketing synergies and cross-selling opportunities to meet a wide range of our customers’ needs.

Research and Development

We are currently conducting research on senior living smart management system, which will cover VoIP, perimeter alert, area monitor and control network, electronic patrol network, parking management, intercom, smart furniture integration, and GPS paging system. The system incorporates a universal access card that serves as identification, access control, and integrated payment.

We are also developing a fixed emergency call button which will be installed in living rooms, bedrooms, bathrooms, balconies, and common areas.  In the case of emergency, a resident will be able to reach and activate the emergency call button.  Control room would be able to receive the message and pinpoint the location to initiate emergency assistance protocols.

Leased Properties

We have engaged a five-year lease agreement with Yifuge Senior Apartments, staring on January 4, 2012. These apartments are located at Xianyang, ShannXi.

According to the arrangement under the lease agreement, the rent is paid yearly at RMB 19200 Yuan per year (approximately $3050 per year).  We are responsible for all utilities including electricity, gas, water, telephone and water. We are also responsible for the maintenance, repair of the sidewalk in front of the demised premises.

Intellectual Property

Our parent application on mart senior servicing system is currently pending.

Employees

We currently employ a total of 53 fulltime employees

In compliance with the Employment Contract Law of the PRC, we have written contracts with all our employees for various terms. The employment agreements include the positions, responsibilities and salaries of the respective employees, as well as the circumstances under which employment may be terminated in compliance with the Employment Contract Law of the PRC.

Government Regulation

Regulations on the Senior Living Industry

The Ministry of Civil Affairs of the People’s Republic of China regulates the establishment and operation of senior care facilities, as required under the Law on the Protection of the Rights and Interests of the Elderly as amended in December, 2012. At the national level, China has yet to form a comprehensive legal framework governing retirement homes. Most legislation regulating retirement homes has been promulgated by local government.

Investment in new retirement home projects

The Tentative Measures require foreign investors to set up a retirement home in the form of an equity or contractual joint venture with a Chinese party. While no specific limit on the proportion of foreign ownership is imposed by law, this does not mean that super-majority stakes by foreign investors will necessarily be permitted. Close consultation with government departments, including the Bureau of Civil Affairs, may be maintained prior to submitting an approval application to prevent push back on the foreign party’s shareholding ratio during the application process.

The establishment of a foreign-invested retirement home must also be approved by the Foreign Trade and Economic department of MOFCOM at the provincial level. Where services provided by a retirement home include a high-level of medical treatment such as diagnostic and therapeutic activity, the home may be classified as a “medical institution” in addition to being designated a “service institution for the elderly”. Medical institutions are subject to a range of additional investment criteria. Detailed procedures and regulatory requirements for the establishment of a new retirement home will be provided by the local authorities and will vary from region to region.

RISK FACTORS

An investment in our common stock is speculative and involves a high degree of risk and uncertainty. You should carefully consider the risks described below, together with the other information contained in this prospectus, including the consolidated financial statements and notes thereto of our Company, before deciding to invest in our common stock. The risks described below are not the only ones facing our Company. Additional risks not presently known to us or that we presently consider immaterial may also adversely affect our Company. If any of the following risks occur, our business, financial condition and results of operations and the value of our common stock could be materially and adversely affected.

1.

If we are unable to generate sufficient cash flow to cover required interest and lease payments, this would result in defaults of the related debt or leases and cross-defaults under other debt or leases, which would adversely affect our ability to continue to generate income.

We have significant indebtedness and lease obligations, and we intend to continue financing our communities through mortgage financing, long-term leases and other types of financing, including borrowings under our lines of credit and future credit facilities we may obtain. We cannot give any assurance that we will generate sufficient cash flow from operations to cover required interest, principal and lease payments. Any non-payment or other default under our financing arrangements could, subject to cure provisions, cause the lender to foreclose upon the community or communities securing such indebtedness or, in the case of a lease, cause the lessor to terminate the lease, each with a consequent loss of income and asset value to us. Furthermore, in some cases, indebtedness is secured by both a mortgage on a community (or communities) and a guaranty by us. In the event of a default under one of these scenarios, the lender could avoid judicial procedures required to foreclose on real property by declaring all amounts outstanding under the guaranty immediately due and payable, and requiring the respective guarantor to fulfill its obligations to make such payments. The realization of any of these scenarios would have an adverse effect on our financial condition and capital structure. Additionally, a foreclosure on any of our properties could cause us to recognize taxable income, even if we did not receive any cash proceeds in connection with such foreclosure. Further, because our mortgages and leases generally contain cross-default and cross-collateralization provisions, a default by us related to one community could affect a significant number of our communities and their corresponding financing arrangements and leases.

2.

Due to the dependency of our revenues on private pay sources, events which adversely affect the ability of seniors to afford our monthly resident fees or entrance fees (including downturns in housing markets or the economy) could cause our occupancy rates, revenues and results of operations to decline.

Costs to seniors associated with independent and assisted living services are not generally reimbursable under government reimbursement programs. Only seniors with income or assets meeting or exceeding the comparable median in the regions where our communities are located typically can afford to pay our monthly resident fees. Economic downturns or changes in demographics could adversely affect the ability of seniors to afford our resident fees or entrance fees. In addition, downturns in the housing markets, such as the one we have recently experienced, could adversely affect the ability (or perceived ability) of seniors to afford our entrance fees and resident fees as our customers frequently use the proceeds from the sale of their homes to cover the cost of our fees. If we are unable to retain and/or attract seniors with sufficient income, assets or other resources required to pay the fees associated with independent and assisted living services, our occupancy rates, revenues and results of operations could decline.  In addition, if the recent volatility in the housing market continues for a protracted period, our results of operations and cash flows could be negatively impacted.

4.

We have a limited operating history on a combined basis and we are therefore subject to the risks generally associated with the formation of any new business and the combination of existing businesses.

In 2012, we were formed for the purpose of providing management for Xianyang Yifuge Senior Living Facility, which was privately owned and established in 2008 with the approval of Xianyang Municipal Bureau of Civil Affairs.  Prior to this merge, we had no operations or assets. We are therefore subject to the risks generally associated with the formation of any new business and the combination of existing businesses, including the risk that we will not be able to realize expected efficiencies and economies of scale or implement our business strategies. As such, we only have a brief combined and consolidated operating history upon which investors may evaluate our performance as an integrated entity and assess our future prospects.

5.

If we are unable to expand our operations in accordance with our plans, our anticipated revenues and results of operations could be adversely affected.

We are currently working on projects that will expand several of our existing senior living communities over the next several years. We are also developing certain new senior living communities and new management system. These projects are in various stages of development and are subject to a number of factors over which we have little or no control. Such factors include the necessity of arranging separate leases, mortgage loans or other financings to provide the capital required to complete these projects; difficulties or delays in obtaining zoning, land use, building, occupancy, licensing, certificate of need and other required governmental permits and approvals; failure to complete construction of the projects on budget and on schedule; failure of third-party contractors and subcontractors to perform under their contracts; shortages of labor or materials that could delay projects or make them more expensive; adverse weather conditions that could delay completion of projects; increased costs resulting from general economic conditions or increases in the cost of materials; and increased costs as a result of changes in laws and regulations. We cannot assure you that we will elect to undertake or complete all of our proposed expansion and development projects, or that we will not experience delays in completing those projects. In addition, we may incur substantial costs prior to achieving stabilized occupancy for each such project and cannot assure you that these costs will not be greater than we have anticipated. We also cannot assure you that any of our expansion or development projects will be economically successful. Our failure to achieve our expansion and development plans could adversely impact our growth objectives, and our anticipated revenues and results of operations.

6.

We may encounter difficulties in acquiring new facilities at attractive prices or integrating acquisitions with our operations, which may adversely affect our operations and financial condition.

We will continue to selectively target strategic acquisitions as opportunities arise. The process of integrating acquired new facilities into our existing operations may result in unforeseen operating difficulties, divert managerial attention or require significant financial resources. These acquisitions and other future acquisitions may require us to incur additional indebtedness and contingent liabilities, and may result in unforeseen expenses or compliance issues, which may limit our revenue growth, cash flows, and our ability to achieve profitability and pay dividends to our stockholders. Moreover, any future acquisitions may not generate any additional income for us or provide any benefit to our business. In addition, we cannot assure you that we will be able to locate and acquire new facilitates at attractive prices in locations that are compatible with our strategy or that competition for the acquisition of communities will not increase. Finally, when we are able to locate new facilities and enter into definitive agreements to acquire or lease them, we cannot assure you that the transactions will be completed. Failure to complete transactions after we have entered into definitive agreements may result in significant expenses to us.

7.

We may need additional capital to fund our operations and finance our growth, and we may not be able to obtain it on terms acceptable to us, or at all, which may limit our ability to grow.

Continued expansion of our business through the expansion of our existing facility, the development of new facilities and the acquisition of existing senior living operating companies and facilities will require additional capital, particularly if we were to accelerate our expansion and acquisition plans. Financing may not be available to us or may be available to us only on terms that are not favorable. In addition, certain of our outstanding indebtedness and long-term leases restrict, among other things, our ability to incur additional debt. If we are unable to raise additional funds or obtain them on terms acceptable to us, we may have to delay or abandon some or all of our growth strategies. Further, if additional funds are raised through the issuance of additional equity securities, the percentage ownership of our stockholders would be diluted. Any newly issued equity securities may have rights, preferences or privileges senior to those of our common stock.

8.

Increases in the cost and availability of labor, including increased competition for or a shortage of skilled personnel, would have an adverse effect on our profitability and/or our ability to conduct our business operations.

Our success depends on our ability to retain and attract skilled management personnel who are responsible for the day-to-day operations of our facility. Our facility has an Executive Director responsible for the overall day-to-day operations of the facility, including quality of care, social services and financial performance. Executive Director is supported by a facility staff member who is directly responsible for day-to-day care of the residents and either on-site staff or regional support to oversee the facility’s marketing and community outreach programs. Other key positions supporting our facility may include individuals responsible for food service, healthcare services, therapy services, activities, housekeeping and engineering. We compete with various health care service providers, including other senior living providers, in retaining and attracting qualified and skilled personnel. Increased competition for or a shortage of nurses, therapists or other trained personnel, or general inflationary pressures may require that we enhance our pay and benefits package to compete effectively for such personnel. We may not be able to offset such added costs by increasing the rates we charge to our residents or our service charges. Turnover rates and the magnitude of the shortage of nurses, therapists or other trained personnel varies substantially from market to market. Although reliable industry-wide data on key employee retention does not exist, we believe that our employee retention rates are consistent with those of other national senior housing operators. In addition, efforts by labor unions to unionize any of our personnel could divert management attention, lead to increases in our labor costs and/or reduce our flexibility with respect to certain workplace rules.  If there is an increase in our staffing and labor costs, our profitability would be negatively affected. In addition, if we fail to attract and retain qualified and skilled personnel, our ability to conduct our business operations effectively, our ability to implement our growth strategy, and our overall operating results could be harmed.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Current Report, including in the documents incorporated by reference into this Current Report, includes some statements that are not purely historical and that are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, but are not limited to, statements regarding our and our management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the Share Exchange on the parties’ individual and combined financial performance.  In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Current Report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the Share Exchange and related transactions.  There can be no assurance that future developments actually affecting us will be those anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.  These risks and uncertainties, along with others, are described above under the heading “Risk Factors.”  Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This discussion should be read in conjunction with the other sections of this Current Report, including “Risk Factors,” “Description of the Company” and the Financial Statements attached hereto as Exhibits 99.1 and 99.2 and the related exhibits.  The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Current Report.  See “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results may differ materially.

Overview

We mainly engage in the business operating senior living facilities in Xianyang, a part of Xi’an Metropolitan Area in Shaanxi Province China, based on our sole facility with the ability to serve 400 residents. We offer our residents access to a full continuum of services across all sectors of the senior living industry. We generate our revenues from private customers, which limits our exposure to government reimbursement risk. In addition, we control the operating economics of our facilities through property ownership and long-term leases. We believe we operate in the attractive sectors of the senior living industry in China with significant opportunities to increase our revenues through providing a combination of housing, hospitality services and health care services.

We plan to grow our revenue and operating income through a combination of: (i) organic growth in our existing portfolio; (ii) acquisitions of additional operating companies and facilities; and (iii) the realization of economies of scale. Given the size and breadth of our basic platform, we believe that we are well positioned to invest in a broad spectrum of assets in the senior living industry.

Results of Operations for the Years ended December 31, 2014 and December 31, 2013

The following tables set forth key components of our results of operations for the periods indicated, and the differences between the two periods expressed in dollars and percentages.

	Year Ended December 31,		Increase/Decrease	Increase/Decrease
(in thousands of U.S. dollars)	2014 ($)	2013 ($)	($)	(%)
Revenue	512,964	486,087	26,877	5.24%
Cost of Revenue	368,042	362,081	5,961	1.62%
Gross profit	144,922	124,006	20,916	14.43%
Operating
Expenses:
Selling and Marketing	-	-
General and administrative	4,677	3,938	739	15.80%
Income from continuing operations	140,245	120,068	20,177	14.39%
Non-operating Income
(Expenses):
Interest income	-	-	-	-
Other income	-	-	-	-
Other expense	-	-	-	-
Interest Expense	-	-	-	-
Income before taxes	140,245	120,068	20,177	14.39%
Income Taxes	-	-	-	-
Net Income	140,245	120,068	20,177	14.39%

Revenue

Net Revenues. Net revenues increased by $26,877, or approximately 5.24%, to $512,964 in 2014 from $486,087 in 2013. This increase was attributable to the increased revenues:

	Year Ended December 31,
	2014	2013	Increase /	Increase /
	Revenues	Revenues	Decrease	Decrease
(in thousands of U.S. dollars)	($)	($)	($)	(%)
Revenue	512,964	486,087	26,877	5.24%
Total	512,964	486,087	26,877	5.24%

The revenues increased as a result of increase in management fees received. Because we improved the service quality , more and more residents get recognized with our service concept, therefore, we increased our income by increasing clients.

Cost of Revenues. Our cost of revenues increased $5,961, or approximately 1.62%, to $368,042 in 2014 from $362,081 in 2013.The main reason is the increasing of the service people, lead to more money has been put into service and the cost increased accordingly.

Gross Profit. Our gross profit increased $20,916, or 14.43%, to $144,922 in 2014 from $124,006 in 2013.  Reasons for increase of gross profits：1. Due to the improvement of income.2. Our company enhanced the effectiveness of the management to make the cost lower than the growth of earnings.

Operating Expenses

Selling and Marketing Expenses. There were no selling and marking expenses incurred in 2014 and 2013.

General and Administrative Expenses. Our general and administrative expenses increased $739, or 15.80%, to $4,677 in 2014 from $3,938. The increase is mainly due to the increases in office expenses.

Income Before Taxation

Income before taxation increased $20,177, or 14.39%, to $140,245 in 2014 from $120,068 in 2013 as a result of the increase of cost of sales and operating expenses, for the reasons indicated above.

Income Taxes

There were no income tax expenses incurred in 2014 and 2013.

Net Income

Net income before taxation increased $20,177, or 14.39%, to $140,245 in 2014 from $120,068 in 2013 as a result of the increase of cost of sales and operating expenses, for the reasons indicated above.

Liquidity and Capital Resources General

At December 31, 2014 and 2013, cash and cash equivalents (including restricted cash) were $186,607 and $87,580, respectively.

Based upon our present plans, we believe that cash on hand, cash flows from operations and funds available under our bank facilities will be sufficient to fund our capital needs for the next twelve (12) months. However, if available liquidity is not sufficient to meet our operating and loan obligations as they come due, our plans include pursuing alternative financing arrangements or reducing expenditures as necessary to meet our cash requirements. However, there is no assurance that we will be able to raise additional capital or reduce discretionary spending to provide liquidity, if needed. Currently, the capital markets for small capitalization companies are difficult. Accordingly, we cannot be sure of the availability or terms of any alternative financing arrangements.

The following table provides detailed information about our net cash flow for all financial statement periods presented in this report.

Cash Flows Data:	For year ended December 31,
(in thousands of U.S. dollars)	2014	2013
Net cash flows provided by (used in) operating activities	101,723	49,241
Net cash flows provided by (used in) investing activities	-	-
Net cash flows provided by (used in) financing activities	-	-
Effect of foreign currency translation on cash and cash equivalents	(2,696)	16,422

Operating Activities

Net cash provided by operating activities for 2014 was $101,723 and net cash used in operating activities for 2013 was 49,241. The increase of approximately $52,482 in net cash flows provided by operating activities resulted primarily from the increase of accounts receivables by $49,613 in 2014, compared to an increase of $95,993 in 2013.

Investing Activities

There were no investing activities in 2014 and 2013.

Financing Activities

There were no financing activities in 2014 and 2013.

Results of Operations for the Six Months Ended June 30, 2015 Compared to Six Months Ended June 30, 2014

The following table summarizes the results of our operations during the six month periods ended June 30, 2015 and June 30, 2014, respectively and provides information regarding the dollar and percentage increase or (decrease) from the six month period ended June 30, 2015 compared to the six month period ended June 30, 2014.

 (All amounts, other than percentages, stated in U.S. dollar)

	Six months ended June 30,		Increase/	Increase/
			(Decrease)	(Decrease)
(In Thousands of U.S. Dollars)	2015	2014	($)	(%)
Net revenues	261,759	258,078	3,681	1.41%
Cost of revenues	170,719	166,078	4,641	2.72%
Gross profit	91,040	92,000	(960)	(1.05%)
Operating expenses
Selling and marketing expenses	-	-	-	-
General and administrative expenses	6,987	2,121	4,866	69.63%
Operating Income	84,053	89,879	(5,826)	(6.93%)
Net income	84,053	89,879	(5,826)	(6.93%)

Revenue

Net revenues. Our net revenue for the six months ended June 30, 2015 amounted to $261,759, which represents an increase of approximately $3,681, or 1.41%, from the six month period ended on June 30, 2014, in which our net revenue was $258,078. Because we improved the service quality, more and more residents get recognized with our service concept, therefore, we increased our income by increasing clients.

Cost of Revenues. Our cost of revenue for the six months ended June 30, 2015 amounted to $170,719, which represents an increase of approximately $4,641, or 2.72%, from the six month period ended on June 30, 2014, in which our cost of revenue was $166,078. The main reason is the increasing of the service people, lead to more money has been put into service and the cost increased accordingly.

Gross Profit. Our gross profit for the six months ended June 30, 2015 amounted to $91,040, which represents a decrease of approximately $960, or 1.05%, from the six month period ended on June 30, 2014, in which our gross profit was $91,999. Reasons for increase of gross profits：1. Due to the improvement of income.2. Our company enhanced the effectiveness of the management to make the cost lower than the growth of earnings.

Operating Expenses

Selling Expenses. There were no selling expenses incurred in 2015 and 2014.

General and Administrative Expenses. We experienced an increase in general and administrative expense of $4,866 from $2,121 to$ 6,987 for the six months ended June 30, 2015, compared to the same period in 2014

Income Before Taxation

Income before taxation decreased $5,826, or 6.93%, to $84,053 in 2015 from $89,879 in 2014 as a result of the increase of cost of sales and operating expenses.

Income Taxes

There were no income tax expenses incurred in 2015 and 2014.

Net Income

Net income decreased $5,826, or 6.93%, to $84,053 in 2015 from $89,879 in 2014 as a result of the increase of cost of sales and operating expenses.

Liquidity and Capital Resources General

At June 30, 2015 and 2014, cash and cash equivalents were $95,341 and $177,875, respectively.

Based upon our present plans, we believe that cash on hand, cash flows from operations and funds available under our bank facilities will be sufficient to fund our capital needs for the next twelve (12) months. However, if available liquidity is not sufficient to meet our operating and loan obligations as they come due, our plans include pursuing alternative financing arrangements or reducing expenditures as necessary to meet our cash requirements. However, there is no assurance that we will be able to raise additional capital or reduce discretionary spending to provide liquidity, if needed. Currently, the capital markets for small capitalization companies are difficult. Accordingly, we cannot be sure of the availability or terms of any alternative financing arrangements.

The following table provides detailed information about our net cash flow for all financial statement periods presented in this report.

Cash Flows Data:	For the six months ended June 30,
(in thousands of U.S. dollars)	2015	2014
Net cash flows provided by (used in) operating activities	(92,050)	91,162
Net cash flows provided by (used in) investing activities	(376)	-
Net cash flows provided by (used in) financing activities	-	-
Effect of foreign currency translation on cash and cash equivalents	1,160	(867)

Operating Activities

Net cash used in operating activities for the six months ended June 30, 2015 was $92,050 and net cash provided by operating activities for the six months ended June 30, 2014 was 91,162. The increase of approximately $183,212 in net cash flows used in operating activities resulted primarily from the increase of related party receivables by $175,174 in 2015, compared to an increase of $- in 2014.

Investing Activities

Net cash used in investing activities for the six months ended June 30, 2015 was $376. There were no investing activities in 2014. The increase of approximately $376 in net cash flows used in investing activities resulted primarily from purchase of intangible asset.

Financing Activities

There were no financing activities in 2015 and 2014.

Results of Operations for the Three Months Ended June 30, 2015 Compared to Three Months Ended June 30, 2014

The following table summarizes the results of our operations during the three month periods ended June 30, 2015 and June 30, 2014, respectively and provides information regarding the dollar and percentage increase or (decrease) from the three month period ended June 30, 2015 compared to the three month period ended June 30, 2014.

(All amounts, other than percentages, stated in U.S. dollar)

	Three months ended June 30,		Increase/	Increase/
			(Decrease)	(Decrease)
(In Thousands of U.S. Dollars)	2015	2014	($)	(%)
Net revenues	131,370	123,417	7,953	6.05%
Cost of revenues	89,941	92,373	(2,432)	(2.70%)
Gross profit	41,429	31,044	10,385	25.07%
Operating expenses
Selling and marketing expenses
General and administrative expenses	6,203	944	5,259	84.78%
Operating Income	35,226	30,100	5,166	14.67%

Net income	35,226	30,100	5,166	14.67%

Revenue

Net Revenues. Our net revenue for the three months ended June 30, 2015 amounted to $131,370, which represents an increase of $7,953, or 6.05%, from the three month period ended on June 30, 2014, in which our net revenue was $123,417. Because we improved the service quality , more and more residents get recognized with our service concept, therefore, we increased our income by increasing clients.

Cost of Revenues. During the three months ended June 30, 2015, we experienced a decrease in cost of revenue of $2,432, in comparison to the three months ended June 30, 2014, from approximately $92,373 to $89,941, reflecting a decrease of approximately 2.70%. The main reason is the increasing of the service people, lead to more money has been put into service and the cost increased accordingly.

Gross Profit. Our gross profit for the three months ended June 30, 2015 amounted to $41,429, which represents an increase of approximately $10,385, or 25.07%, from the three month period ended on June 30, 2014, in which our gross profit was $31,044. Reasons for increase of gross profits：1. Due to the improvement of income.2. Our company enhanced the effectiveness of the management to make the cost lower than the growth of earnings.

Operating Expenses

Selling and Marketing Expenses. There were no selling and marking expenses incurred in 2015 and 2014.

General and Administrative Expenses. We experienced an increase in general and administrative expense of $5,259 from approximately $944 to $6,203 for the three months ended June 30, 2015, compared to the same period in 2014.

Income Before Taxation

Income before taxation increased $5,166, or 14.67%, to $35,226 for the three months ended June 30, 2015 from $30,100 for the three months ended June 30, 2014 as a result of the increase in revenues and decrease in cost of revenues.

Income Taxes

There were no income tax expenses incurred in 2015 and 2014.

Net Income

Net income increased $5,166 to $35,226 for the three months ended June 30, 2015 from $30,100 for the same period of 2014. The increase was attributable to increased net revenue and decreased cost of revenue in the three months ended June 30, 2015 as compared to the three months ended June 30, 2014.

Off -Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Change in Control

Reference is made to Item 5.01 of this Current Report on Form 8-K for a description of the change in control of PUBCO as a result of the transactions disclosed herein which is hereby incorporated by reference.

MANAGEMENT

Jingcao Wu, Director, CEO, Secretary, age 44, Jingcao Wu, age graduated from Shaanxi Institute of Finance and Economics Finance major. She has years of  experience in company management. At present, she served as president and CEO of Shaanxi Yifuge Investments and Assets Co, Ltd. In 1999, she worked in NanKai Gede Co.,ltd, Shaanxi Branch as president and general manger. In 2004, she established Xianyang poverty alleviation vocational and technical school. In 2008, she found Xian yang Yifuge senior living house, and in 2011 she found Shaanxi Yifuge Investments and Assets Co, Ltd.

Liping Cui, CFO, Treasurer, age 44 , acquired Bachelors Degree from Shaanxi University of Science and Technology and major in financial management. She obtained Certificate of intermediate accountant and has almost 20 years experience in accounting management, she is quite familiar with national accounting standards, accounting laws and tax regulations. From 2012 till now, she severed as CFO of Shaanxi Yifuge Investments and Assets Co, Ltd.

Shengli Liu, Chairman, President, Director, age 44, has over 15 years working experience in corporate management. Since 2007, Mr. Liu served as the chairman of Xi’an Edward Co., Ltd. From 1999 to 2006, he served as the chairman of Shaanxi Henglida Business Co. Ltd. In 1998 Mr. Liu served as the manager of Xi’an Railway Bureau Labor Service Co. Ltd. He acquired a Bachelors Degree in Economic Management from Shaanxi Provincial China’s Communist Party College in 1990

Family Relationships

There are no family relationships between or among any of the current and incoming directors or executive officers.

Involvement in Certain Legal Proceedings

To the knowledge of us, no executive officer or director has been involved in the last five years in any of the following:

Any bankruptcy petition filed by or against any business or property of such person, or of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

Being the subject of or a party to any judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated relating to an alleged violation of any federal or state securities or commodities law or regulation, or any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail, fraud, wire fraud or fraud in connection with any business entity; or

Being the subject of or a party to any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Meetings; Board Committees and Director Independence

The board of directors held no formal meetings during the most recently completed fiscal year.  All proceedings of the board of directors were conducted by resolutions consented to in writing by the sole director and filed with the minutes of the proceedings of the directors.  Such resolutions consented to in writing by the sole director entitled to vote on that resolution at a meeting of the directors are, according to the corporate laws of the State of Nevada and our By-laws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

As of this date, PUBCO’s board of directors has not appointed a nominating committee, audit committee or compensation committee, or committees performing similar functions nor does it have a written nominating, compensation or audit committee charter.  The board of directors does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by the board of directors.  Further, PUBCO is not required to have an audit, compensation or nominating committee.  Accordingly, PUBCO does not have an “audit committee financial expert” as such term is defined in the rules promulgated under the Securities Act and the Exchange Act.  The functions ordinarily handled by these committees are currently handled by the entire board of directors.  The board of directors intends, however, to review the governance structure and institute board committees as necessary and advisable in the future, to facilitate the management of PUBCO’s business.

We are presently evaluating whether either of the current or incoming director is considered “independent” as the term is used in Item 407(a) of Regulation S-K promulgated under the Securities Act.  We are not currently subject to any law, rule or regulation, however, requiring that all or any portion of our board of directors include “independent” directors.

We do not have any defined policy or procedure requirements for stockholders to submit recommendations or nominations for directors.  We believe that, given the early stages of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level.  We do not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees.  Our board of directors assesses all candidates, whether submitted by management or stockholders, and makes recommendations for election or appointment.

We intend to appoint such persons and form such committees as are required to meet the corporate governance requirements imposed by a U.S. national securities exchange.  Therefore, we intend that a majority of our directors eventually will be independent directors and at least one of our new independent directors will qualify as an “audit committee financial expert.”  Additionally, we will adopt charters relative to each such committee.

A stockholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our Chief Executive Officer at the address appearing on the face page of this Current Report.  We do not have a policy regarding the attendance of board members at the annual meeting of stockholders.

Item 3.02 Unregistered Sales of Equity Securities.

As described under the Item 1.01 of this Current Report on Form 8-K, on September 29, 2015, Qi Ying entered into the VIE Agreements with Yifuge and Yifuge became our affiliated operating company in China. As consideration for the entry of the VIE agreement, we issued 33,600,000shares of common stock to Jingcao Wu, who is the control person and owner of Yifuge. The issuance of these shares is pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of1933.

On September 29, 2015, we entered into agreement to convert the $484,000 outstanding convertible promissory notes and all of the accrued and unpaid interests into 2,720,000 shares of common stock to 8 note holders. The issuance of these shares is pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of1933.

Item 5.01Changes in Control of Registrant.

 As described under the Item 1.01 of this Current Report on Form 8-K, on September 29, 2015, Qi Ying entered into the VIE Agreements with Yifuge and Yifuge became our affiliated operating company in China. As consideration for the entry of the VIE agreement, we issued 33,600,000shares of common stock to Jingcao Wu, who is the control person and owner of Yifuge. Upon the issuance of these shares, Jingcao Wu became the majority shareholder of the Company.

 Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2015, Yueping Li resigned from all his positions including CEO and director, Shuncheng Ma resigned from all his positions including CFO and director and treasurer. Chunli Li resigned from Secretary position. Shengli Liu remains president, chairman and director. Jingcao Wu became CEO, secretary and director. Liping Cui became CFO and treasurer.

Item 9.01 Financial Statements and Exhibits.

(a)           Financial Statements of the Business Acquired.

The audited consolidated financial statements of Phoenix International for the fiscal years ended December 31, 2014 and 2013 are filed in this Current Report as Exhibit 99.1.

The unaudited consolidated financial statements of Phoenix International for the six months ended June 30, 2015 and 2014 are filed in this Current Report as Exhibit 99.2.

(b)           Pro Forma Financial Information.

 (c)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report.

Exhibit No.	Description
10.1	Securities Issuance Agreement
10.2	Exclusive Business Corporation and Management Agreement
10.3	Exclusive Option Agreement
10.4	Equity Interest Pledge Agreement
10.5	Power of Attorneys
10.6	Promissory Note Conversion Agreement
99.1	Audited consolidated financial statements
99.2	Unaudited consolidated financial statements
99.3	Unaudited pro forma condensed consolidated financial statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

China Senior Living Industry International Holding Corporation

(Formerly known as “China Forestry Inc”)

By:

/s/ Jingcao Wu

Jingcao Wu

CEO

Date:

October 12, 2015